Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 4) of our report dated October 21, 2015, relating to the financial statements of Traqer Corp. as of August 31, 2015 and 2014 and for the year ended August 31, 2015 and for the period from April 4, 2014 (inception) to August 31, 2014. We also consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

March 8, 2016